Exhibit 2

DIRECTORS AND EXECUTIVE OFFICERS OF

LCP EDGE HOLDCO LLC AND LINDEN CAPITAL III LLC

LCP Edge Holdco LLC

Board of Managers	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)
Brian Miller	Managing Partner of Linden Capital Partners, L.P., 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606	United States
Kamlesh Shah	Partner, Linden Capital Partners, L.P., 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606	United States
Doug Schillinger	Managing Member of DW Healthcare Partners IV (B), LP, 1413 Center Drive, Suite 220, Park City, Utah 84098	United States
Clinton E. Carnell	Chief Executive Officer, The Beauty Health Company 2165 Spring St., Long Beach, CA, 90806	United States
Stephen Fanning	Chief Executive Officer, Spectrum Solutions, Inc. 12248 S. Lone Peak Parkway, Draper, UT, 84020	United States
Michelle Kerrick	Director, The Beauty Health Company 2165 Spring St., Long Beach, CA, 90806	United States

Executive Officers	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)
Clinton E. Carnell	Chief Executive Officer, The Beauty Health Company 2165 Spring St., Long Beach, CA, 90806	United States
Liyuan Woo	Chief Financial Officer, The Beauty Health Company 2165 Spring St., Long Beach, CA, 90806	United States

Linden Capital III LLC

Board of Managers	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)
Brian Miller	Managing Partner of Linden Capital Partners, L.P., 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606	United States
Anthony Davis	Managing Partner, Linden Capital Partners, L.P., 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606	United States